Exhibit 99.1

NEWS RELEASE

IMMEDIATE RELEASE

April 26, 2012

Media Contact:

Doug Shepard

Harte-Hanks, Inc. Corporate Office

Executive Vice President and Chief Financial Officer

(210) 829-9120

doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS FIRST QUARTER RESULTS

Note: The company will host a conference call to discuss the earnings release on April 26, 2012, at 9:00 a.m. Central Time. The conference call number is (877) 857-6144 for domestic callers and (719) 325-4753 for international callers, participant access code 1647203. To access an audio webcast, please go to the link within the Harte-Hanks website in the Investors section. An audio replay will be available shortly after the call through May 3, 2012 at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, participant access code 1647203. The replay also will be available on the Harte-Hanks web site at http://www.harte-hanks.com/page/investors_events.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported first quarter 2012 diluted earnings per share of $0.11 on revenues of $195.2 million. These results compare to diluted earnings per share of $0.12 on $200.3 million in revenues for the first quarter of 2011.

The following table presents financial highlights of the company’s operations for the first quarter of 2012 and 2011, respectively. Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2012	2011	% Change
Operating revenues	$195,172	$200,306	-2.6%
Operating income	12,932	14,319	-9.7%
Net income	6,793	7,917	-14.2%
Diluted earnings per share	0.11	0.12	-8.3%
Diluted shares (weighted average common and common equivalent shares outstanding)	63,273	64,244	-1.5%

For the three months ended March 31, 2012, the company generated free cash flow (defined below) of $9.9 million, up slightly from $9.6 million in the prior year’s first quarter. Capital expenditures for the quarter were $3.1 million compared to $4.4 million in the prior year’s first quarter.

Commenting on the first quarter performance, Chairman, President and Chief Executive Officer Larry Franklin said, “We had a solid performance in Direct Marketing, with revenue and operating income decreasing 1.2% and 2.0%, respectively, reflecting the marketing strategy changes being made by a large long-standing retail customer, as we mentioned in the fourth quarter. Revenues and operating income slightly exceeded our expectations for the quarter. These results reflect a good performance in our retail and pharmaceutical revenue verticals and our agency and contact center services.

“The Shoppers first quarter revenue rate of decline of 5.9% was lower than the previous four quarters. The first quarter is cyclically the lowest revenue quarter of the year. Operating income declined $1.1 million. The 2.2% postage increase in late January coupled with continuing paper price increases throughout 2011 accounted for 80% of the operating income decline in the quarter. We are experiencing the savings from the organizational changes made in Shoppers during the third and fourth quarters of 2011. We expect to see the rate of revenue decline decrease through the year, and we should see profit improvement for 2012 from the 2011 cost savings and continued operating efficiencies from the structural changes.”

Discussing the performance of individual business segments, Executive Vice President and Chief Financial Officer Doug Shepard said, “Direct Marketing revenues decreased $1.6 million, or 1.2%, in the first quarter of 2012 compared to the first quarter of 2011. These results reflect a decrease (as a percentage) in the low teens from our financial vertical compared to the first quarter of 2011. Our pharmaceutical vertical experienced revenue growth in the mid single digits and our retail vertical grew in the low single digits. Our high-tech vertical declined in the low single digits and our select vertical was flat compared to the prior year quarter. Operating income margins were 11.2% versus 11.3% in the first quarter of 2011.

“During the quarter, Shoppers revenues increased for the automotive, communications and consumer spending sectors, but decreased for the real estate, services and restaurant sectors.”

Concluding, Franklin said, “In the last call we said we expected the 2.2% Direct Marketing revenue growth in the fourth quarter to continue into 2012, that our profits would likely be down in the first half, and we would show slight revenue and profit growth for the year. Based on our first quarter performance this is still our expectation for Direct Marketing. In Shoppers, we are optimistic that the changes that have been made will lead to higher profits in 2012.”

Selected Highlights:

•

Luxottica, a leading global provider of premium, luxury and sports eyewear, has selected The Agency Inside® Harte-Hanks to help shape the vision and roadmap for its customer relationship management strategy. As part of this initiative, The Agency Inside will improve insight and understanding of customers through data management and analytics, and also develop a plan to evaluate the customer experience for the brand across every interaction.

•

Harte-Hanks’ Demand Curve™ solution was selected by a global provider of business and consumer hardware, software and services to work with the client’s global demand center to fulfill a growing number of marketing campaigns. Mason-Zimbler®, a business-to-business digital agency, will combine its deep Eloqua experience and expertise, with its worldwide Demand Curve resources to provide advice on platform configurations and operations.

•

A leading home warranty company has selected Harte-Hanks to provide a full suite of direct mail services for its marketing campaigns, including print, data processing, lettershop, mail tracking and logistics.

•

Harte-Hanks was selected by a leading semiconductor manufacturer to build a marketing database in support of a new global marketing effort. Harte-Hanks was also selected to build a consumer marketing database and provide related analytics and reporting for a pharmaceutical company as it markets an existing product for additional uses.

•

A leading global provider of cloud-based sales force automation software has selected Harte-Hanks to provide hosted global data management. Harte-Hanks will provide data quality services and build the customer’s database to improve campaign segmentation and performance.

•

A major cloud computing software provider expanded its relationship with Harte-Hanks through three new programs. In one, Harte-Hanks will manage the client’s global marketing database to create an enhanced single customer view, which will drive improved reporting and segmentation. Two other projects will be supported by Harte-Hanks’ global contact centers—one to provide pre-sales support via chat, email and voice, and the other to provide demand generation targeted at new prospects.

•

The Agency Inside has been chosen by a leading eye-care product company to develop online CRM and eChannel strategies. Specifically, The Agency Inside will provide front-end and back-end services for their U.S. marketing efforts, including market segmentation, email creative, reporting, and analytics.

•

A top five U.S. banking institution engaged Harte-Hanks to improve its new customer on-boarding experience. The Agency Inside will develop new personalized mail materials which will be printed and processed in Harte-Hanks’ direct mail facilities.

•

A leading security software provider has licensed Harte-Hanks Market Intelligence’s Ci Technology Database (CiTDB)® and Ci Pipeline® to supplement an existing marketing program information. The combination of the CiTDB and Ci Pipeline will allow the client to better identify and prioritize sales opportunities outside its current customer base.

•

A leading international transportation company has engaged Harte-Hanks to provide additional contact center services. In addition to substantial ongoing work, Harte-Hanks will now serve as the long-standing client’s resolution center for internal service delivery inquiries from its international locations.

•

Trillium Software is expanding an enterprise-wide master data management (MDM) implementation for a global healthcare products company. The Trillium Software System® was also selected by a leading department store to correct and monitor product, supplier and related inventory data.

•

Harte-Hanks announced that Jonathan Sander, director of planning and social media at Mason-Zimbler, has been named a 2012 Direct Marketing Educational Foundation (DMEF) Rising Star, and is among five other Rising Star Award recipients. The DMEF Rising Stars Award acknowledges individuals 40 years or younger who are recognized as leaders in the direct/interactive marketing field.

•

Trillium Software executive Jon Asprey shared his expertise about financial data quality, risk and compliance regulations during a panel discussion and workshop at the annual Financial Information Management Association (FIMA) Conference 2012, held March 19 – 21 at Bridgewaters in New York City. Data management, and the quality of financial and client data, is a critical consideration of all banking and investment firms in light of increasing pressure to comply with regulatory initiatives such as Basel II and III, FATCA, Dodd-Frank, and Legal Entity Identification.

•

Harte-Hanks Marketing Forum 2012: Remix, Rethink, Reinvent, the company’s upcoming learning and networking event, will be held May 2-4, 2012, at Disney’s Grand Floridian Resort in Walt Disney World, Lake Buena Vista, FL. Keynote speakers include Michael Becker, Managing Director of the Mobile Marketing Association and Debi Kleiman, President of the Massachusetts Innovation & Technology Exchange. Session speakers include client marketing leaders from Sage Software, Silverseas Cruises, Anheuser-Busch InBev, Fifth Third Bank, Luxottica, Mercedes-Benz USA, Juniper Networks, Samsung Telecommunications, Sony, Computer Sciences, Novartis, MLB.com and IBM.

•

The Original PennySaverTM, a Harte-Hanks company, is celebrating 50 years of helping people save money in their own neighborhoods. Since its inception in 1962, the iconic company has been the leader in servicing its local communities with classifieds, coupons and deals for everyday needs. With more than 780 local editions and a reach of more than nine million circulation in California, The Original PennySaver is not only the largest direct mail shopping publication in the U.S., but it is also a brand whose classifieds have helped shape the lives of many. In addition to its print shopping publications, The Original PennySaver has an impressive Web presence at PennySaverUSA.com and its associated websites.

•	Harte-Hanks paid a dividend of 8.5 cents per share (an increase of 6.3% from 2011 dividend rate), marking 68 consecutive quarterly dividend payments since the first quarter of 1995.

About Harte-Hanks®:

Harte-Hanks® is a worldwide direct and targeted marketing company that provides multichannel direct and digital marketing services and shopper advertising opportunities to a wide range of local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing helps its clients obtain insight about their customers through database and marketing analytics. Based on that insight Harte-Hanks Direct Marketing designs, implements and executes multichannel marketing programs on behalf of its clients using direct and digital communications. Harte-Hanks Shoppers is North America’s largest owner, operator, and distributor of shopper products which bring buyers and sellers together at a local level through its proven multichannel offerings, including targeted print, digital advertising, and classifieds. Its print publications are zoned into more than 950 separate editions and reach 11.2 million addresses each week in California and Florida. Shoppers also provide advertisers with PowerSites™ to help small- and medium-size businesses establish a web presence and improve lead generation, PowerClick™ SEM services, and mobile distribution of their ads and coupons. For consumers, PennySaverUSA.com™ and TheFlyer.com™ offer local online and mobile classifieds for garage sales, pets, used and new cars, real estate, as well as thousands of coupons and business listings. Visit us at http://www.PennySaverUSA.com, http://www.TheFlyer.com, and http://www.PowerSites.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and

Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) our financial outlook for revenues, earnings per share, operating income, expenses, capital resources and other financial items, (3) expectations for our businesses and for the industries in which we operate, including the negative performance trends in our Shoppers business and the impact of economic conditions in the United States and other economies on the marketing expenditures and activities of our clients and prospects, (4) competitive factors, (5) acquisition, disposition of assets and development plans, (6) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and any anticipated cost and effect , (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (a) domestic, international and local economic and business conditions, including (i) market conditions in California and Florida that may continue to adversely impact local advertising expenditures in our Shoppers publications and (ii) the adverse impact of continuing economic uncertainty in the United States and elsewhere on the marketing expenditures and activities of our clients and prospects, (b) the demand for our services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client preferences, (c) the financial condition and marketing budgets of our clients, including client bankruptcies or other developments that may result in increased bad debt expense, (d) economic and other business factors that impact the industry verticals that we serve, including competition and consolidation of clients and prospective clients in these verticals, (e) our ability to manage and timely adjust our capacity and headcount, and to otherwise effectively service our clients, (f) , our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition, (g) our ability to protect our data centers against security breaches and other interruptions, and to protect sensitive personal information of our clients and their customers, (h) increasing concern, regulation and legal action over consumer privacy issues, including legislation changing requirements for collection, processing and use of information, (i) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (j) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules, (k) the number of equity securities that we may issue to employees, (l) the number of shares, if any, that we may repurchase in connection with our repurchase program, (m) unanticipated developments regarding litigation or other contingent liabilities, and (n) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, and (2) EBITDA, defined as net income before interest, taxes, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

This document may contain trademarks that are owned or licensed by Harte-Hanks, Inc. and its subsidiaries, including, without limitation, Harte-Hanks® and other names and marks. All other brand names, product names, or trademarks belong to their respective holders.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended
	March 31,
In thousands, except per share data	2012	2011
Operating revenues	$195,172	$200,306
Operating expenses:
Labor	86,715	89,009
Production and distribution	74,173	76,269
Advertising, selling, general and administrative	15,812	15,340
Depreciation and amortization	5,540	5,369

	182,240	185,987

Operating income	12,932	14,319

Other expenses (income):
Interest expense	1,019	636
Interest income	(29)	(69)
Other, net	655	642

	1,645	1,209

Income before income taxes	11,287	13,110
Income tax expense	4,494	5,193

Net income	$6,793	$7,917

Basic earnings per common share	$0.11	$0.12

Weighted-average common shares outstanding	62,910	63,705

Diluted earnings per common share	$0.11	$0.12

Weighted-average common and common equivalent shares outstanding	63,273	64,244

Harte-Hanks, Inc.

Balance Sheet Data (Unaudited)

	March 31,	December 31,
In thousands	2012	2011
Cash and cash equivalents	$30,367	$86,778
Total debt	$117,906	$179,438

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended March 31,
In thousands	2012	2011	% Change
OPERATING REVENUES:
Direct Marketing	$139,456	$141,081	-1.2%
Shoppers	55,716	59,225	-5.9%

Total operating revenues	$195,172	$200,306	-2.6%

OPERATING INCOME:
Direct Marketing	$15,653	$15,980	-2.0%
Shoppers	201	1,247	-83.9%
General corporate expense	(2,922)	(2,908)	-0.5%

Total operating income	$12,932	$14,319	-9.7%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$4,111	$3,939	4.4%
Shoppers	1,424	1,425	-0.1%
General corporate expense	5	5	0.0%

Total depreciation and amortization	$5,540	$5,369	3.2%

Reconciliation of Net Income to Free Cash Flow

	Three months ended March 31,
In thousands	2012	2011
Net Income	$6,793	$7,917
Add: After-tax stock-based compensation (Note 1)	598	658
Add: depreciation and amortization	5,540	5,369
Less: capital expenditures	3,054	4,372

Free cash flow	$9,877	$9,572

Note 1: Pre-tax compensation expense was $993 and $1,089 for the three months ended March 31, 2012 and 2011, respectively.

Reconciliation of Net Income to EBITDA

	Three months ended March 31,
In thousands	2012	2011
Net Income	$6,793	$7,917
Add: Depreciation and amortization	5,540	5,369
Interest expense, net and non-operating, net	1,645	1,209
Income tax expense	4,494	5,193

EBITDA	$18,472	$19,688

EBITDA by Segment:
Direct Marketing	$19,764	$19,919
Shoppers	1,625	2,672
Corporate	(2,917)	(2,903)

	$18,472	$19,688

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets - Percent of Direct Marketing Revenue

	Three months ended March 31,
	2012	2011
Retail	26%	25%
Financial and Insurance Services	13%	15%
Technology	25%	25%
Healthcare and Pharmaceuticals	11%	10%
Other Select Markets	25%	25%

	100%	100%